                                                                     EXHIBIT 3.2





                                    Bye-Laws


                                       of


                       AMERICAN EAGLE TANKERS INC. LIMITED

I HEREBY CERTIFY that the within-written Bye-laws are a true copy of the Bye-laws of AMERICAN EAGLE TANKERS INC. LIMITED as adopted at a Special General Meeting of the Members of the above Company on the 11th day of March, 1994 and amended by written resolution on the ___ day of ___, 2001.


                                                        Secretary



                                   Prepared by

                              Cox Hallett Wilkinson
                            Barristers and Attorneys
                       Milner House, 18 Parliament Street,
                               Hamilton, Bermuda.

                                      Index



Bye-law     Subject                                                   Page

  1         Interpretation                                              3
  2         Registered Office                                           4
  3         Share Rights                                                4
  5         Modification of Rights                                      4
  7         Shares                                                      5
 10         Certificates                                                5
 13         Lien                                                        6
 17         Calls on Shares                                             7
 23         Forfeiture of Shares                                        7
 29         Register of Members                                         8
 30         Transfer of Shares                                          8
 34         Transmission of Shares                                      9
 38         Increase of Capital                                        10
 41         Alteration of Capital                                      10
 43         Reduction of Capital                                       11
 45         General Meetings                                           11
 46         Notice of General Meetings                                 12
 48         Proceedings at General Meetings                            12
 67         Proxies and Corporate Representatives                      14
 72         Register of Directors and Officers                         15
 73         Directors                                                  15
 79         Alternate Directors                                        16
 82         Directors Fees and Remuneration                            17
 83         Directors Interests                                        17
 84         Powers and Duties of the Directors                         18
 87         Delegation of the Powers and
            Duties of the Directors                                    18
 90         Proceedings of the Directors                               19
 97         Officers                                                   20
 99         Minutes                                                    20
100         Secretary                                                  21
101         The Seal                                                   21
104         Dividends and other Payments                               21
111         Reserves                                                   22
112         Capitalisation of Profits                                  23
114         Record Dates                                               23
115         Accounting Records                                         23
118         Audit                                                      24
119         Service of Notices and other Documents                     24
122         Winding Up                                                 25
123         Indemnity                                                  25
125         Alteration of Bye-laws                                     25

                                    Bye-Laws

                                       of

                       AMERICAN EAGLE TANKERS INC. LIMITED

                                 Interpretation

1.   In these Bye-laws unless the context otherwise requires:

     "the Act" means collectively The Companies Act, 1981 and every other statute governing companies and any statutory modification thereof from time to time in force in Bermuda insofar as the same apply to the Company;

     "Bermuda" means the Islands of Bermuda;

     "Company" means the company incorporated in Bermuda under the name of AMERICAN EAGLE TANKERS INC. LIMITED on the 13th day of January, 1994;

     "Designated Stock Exchange" means a stock exchange which is an appointed exchange for the purposes of the Act or is otherwise approved by the Directors in respect of which the shares of the Company are listed or quoted and where such stock exchange deems such listing or quotation to be the primary listing or quotation of the shares of the Company;

     "the Directors" means the duly appointed Board of Directors of the Company for the time being;

     "Member" means a person registered in the register as a holder of shares in the Company;

     "Register" means the Register of Members of the Company;

     "Register of Directors" means the Register of Directors and Officers of the Company maintained by the Company in accordance with Section 92A of the Act.

     "Seal" means the Common Seal of the Company and includes any duplicate thereof;

     "Secretary" means the person appointed to perform the duties of the Secretary of the Company and includes an acting or assistant Secretary;

     "In writing" and "written" include typewriting, printing, lithography, photography, and other modes of representing or reproducing works in visible form;

     "May" shall be construed as permissive;

     "Shall" shall be construed as imperative;

     Words importing the singular number only include the plural number and vice versa;

     Words importing the masculine gender only include the feminine and neuter genders respectively;

     Words importing persons include companies or associations or bodies of persons, whether corporate or unincorporated;

     Any words or expressions defined in the Act in force at the date when these bye-laws are adopted shall bear the same meaning in these bye-laws.



                                Registered Office

Registered
office

                    2. The Registered Office shall be at such place in Bermuda as the Directors shall from time to time appoint.

                                Share Rights

Share Capital

                    3. Subject to any rights conferred by these Bye-laws on the holders of any share or class of shares, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Directors of the Company may from time to time determine.


Special Rights

                    4. Subject to the Act, any preference shares may, with the sanction of a resolution of the Directors, be issued on terms:


                            (a) that they are to be redeemed on a given date or otherwise in accordance with the terms of issue of the shares determined by the Company; and/or

                            (b) that they are liable to be redeemed at the option of the Company; and/or,

                            (c)    if authorised by the Memorandum of
                                   Association of the Company, that they are liable to be redeemed at the option of the holder.

                            The redemption of preference shares hereunder shall
                     be effected on such terms and in such manner as the Directors shall, before the issue of such shares, determine by way of amendment of these Bye-laws and shall otherwise be in accordance with the terms of the Act.

                             Modification of Rights


Variation of             5. Subject to the Act, all or any of the special rights
Rights for the time being attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than fifty-one per cent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting, all the provisions of these Bye-laws relating to general meetings shall apply but so that the necessary quorum shall be members representing not less than one-third of the issued shares of the class present in person or by proxy and that any holder of shares of the class present in person or by proxy may demand a poll.

Effect of                6. The special rights conferred upon the holders of any
issuing shares      class of shares shall not, unless otherwise expressly
ranking pari        provided in the rights attaching to or the terms of issue of
passu with          that class, be deemed to be altered by the creation or issue
existing shares     of further shares ranking pari passu therewith.


                                     Shares

Allotment of             7. Subject to the Act and these Bye-laws and any
shares by           direction that may be given by the Company in general
Directors           meeting and, where applicable, the rules of any designated
                    Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company may with the sanction of a resolution of the Directors, have attached thereto such preferred, deferred, qualified or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise and such shares shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Directors may determine.

Power to pay             8. The Directors may in connection with the issue of
commission and      any shares exercise all powers of paying commission and
brokerage           brokerage conferred or permitted by law and may satisfy any obligation in respect of such payments in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.



Trusts not               9. Except as required by law no person shall be
recognized          recognised by the Company as holding any share upon trust
                    and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.


                                  Certificates


Certificates             10. (1) Subject to the Act, every person to whom shares
                    or debentures are issued by the Company shall be entitled without payment to receive a certificate specifying the shares or debentures held. Certificates for shares shall be of such form and style, printed or otherwise, as the directors may designate, and each certificate shall state the certificate number, the date of issue, the name of the record holder, the amount paid on the shares and such other information as may be required by the Act.

Delivery of              In respect of a share or shares held jointly by several
certificates        persons the Company shall not be bound to issue more than
                    one certificate and the delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

                         (2) If the shares of the Company shall be traded or
                    listed on an Designated Stock Exchange the Company may permit the issue and transfer of securities of the Company pursuant to Section 272A of the Act and the Regulations made thereunder without the issue of certificates in respect thereof.

New                      11. (a) If a share certificate is worn out, defaced,
Certificates        lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors may think fit and, if the old certificate is worn out or defaced, on delivery of that certificate to the Company for cancellation.

Surrender and                (b) If the Bye-laws are amended in any way
exchange of         affecting the statement contained in the certificates for
certificates        issued shares, or it becomes desirable for any reason to
                    cancel any outstanding certificate for shares and issue a new certificate therefore conforming to the rights of the holder, the directors may order any holders of certificates for issued shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the directors.

Certificates             12. All certificates for shares, debentures or other
to be issued        securities of the Company (other than any securities issued
under seal          pursuant to Bye-law 10(2) hereof and Section 272A of the
                    Act) shall be issued under the Common Seal of the Company or a facsimile thereof and shall be signed manually or by facsimile by the President or any other director and the Secretary or by two directors. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the Company before such certificate is delivered by the Company, such certificate shall be as valid as though signed by a duly elected, qualified and authorised officer.


                                      Lien


Company's lien           13. The Company shall have a first and paramount lien
                    on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a Member, for all the debts and liabilities of that Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than that Member and notwithstanding that the same are joint debts or liabilities of that Member or his estate and any other person, whether a member or not. The Company's lien on a share shall extend to all dividends payable thereon. The Directors may at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.



Power of Sale            14. The Company may sell, in such manner as the
                    Directors may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the Member or the person entitled thereto by reason of his death or bankruptcy.

Transfer on              15. To give effect to any such sale the Directors may
sale under lien     authorise some person to transfer the shares sold to the
                    purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

Application of           16. The net proceeds of sale by the Company of any
proceeds of         shares on which it has a lien shall be applied in or towards
sale                payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the shares at the date of sale.


                                 Calls on Shares

Calls                    17. The Directors may from time to time make calls upon
                    the Members in respect of any moneys unpaid on their shares and not by the terms of issue thereof made payable at fixed times, and each Member shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified in the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

When call                18. A call shall be deemed to have been made at the
deemed to be        time when the resolution of the Directors authorising the
made                call was passed and may be required to be paid by
                    instalments.

Liability of             19. The joint holders of a share shall be jointly and
joint holders       severally liable to pay all calls in respect thereof.

Interest on              20. If a sum called in respect of a share shall not be
calls paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Sums payable             21. Any sum which by the terms of issue of a share
on allotment        becomes payable on allotment or at any fixed date shall for
deemed to be        all the purposes of these Bye-laws be deemed to be a call
calls               duly made and payable on the date on which by the terms of issue the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.


Different                22. The Directors may on the issue of shares
ation between       differentiate between the holders as to the amount of calls
share-holders       to be paid and the times of payment.

                              Forfeiture of Shares


If call or               23. If a Member fails to pay any call or instalment of
instalment not      a call on the day appointed for payment thereof, the
paid notice         Directors may at any time thereafter during such time as any
may be given        part of such call or instalment remains unpaid serve a
                    notice on him in the Form "C" in the Schedule hereto requiring payment by a date not less than 14 days from the date of the notice of so much of the call or instalment as is unpaid together with any interest which may have accrued.
                    The Directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

Failure to               24. If the requirements of such forfeiture notice are
comply with         not complied with, any share in respect of which such notice
notice              has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

Notice of                25. When any share shall have been so forfeited, notice
forfeiture          of the forfeiture shall be served upon the person who was
                    immediately before forfeiture the holder of the share and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

Forfeited                26. A forfeited share shall be deemed to be the
share to            property of the Company and the Directors may sell re-allot
become              or otherwise dispose of the same upon such terms and in such
property of         manner as they shall think fit.
the company

Arrears to be            27. Any person whose shares have been forfeited shall
paid nothwith-      thereupon cease to be a Member in respect of the forfeited
standing            shares but shall, notwithstanding the forfeiture, remain
forfeiture          liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

Affidavit as             28. An affidavit in writing that the deponent is a
to                  Director or the Secretary of the Company and that a share in
forfeiture.         the Company has been duly forfeited on the date stated in
Title of            the affidavit shall be conclusive evidence of the facts
purchaser           therein stated as against all persons claiming to be
                    entitled to the share. The Company may receive the consideration (if any) given for the share on any sale, re-allotment or disposition thereof and the Directors may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                               Register of Members


Register of              29. The Secretary shall establish and maintain the
Members Register of Members at the Registered Office in the manner prescribed by the Act. Unless the Directors otherwise determine and subject to any period of closure permitted under the Act, the Register shall be open for inspection in the manner prescribed by the Act between 10.00 a.m. and
                    12.00 noon on every business day. Unless the Directors so determine, no Member or intending Member shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Directors it shall not be deemed to abrogate any of the provisions of Bye-law 9.


                               Transfer of Shares

Form of                  30. Subject to compliance with:
transfer
                         (a) the Act;

                         (b) the restrictions contained in these Bye-Laws as
                             may be applicable; and

                         (d) The provisions of applicable US securities
                             laws including without limitation, the United States Securities Act of 1933 (as amended) and the Rules promulgated by the Securities and Exchange Commission thereunder;

                         any member may transfer all or any of his shares
                    pursuant to Section 272A of the Act and the Regulations made thereunder or by any instrument of transfer in writing in the Form "A" in the Schedule hereto or in such other form as the Directors may approve. The instrument of transfer may be on the back of the share certificate.

Execution of             31. The instrument of transfer of a share shall be
transfer            signed by or on behalf of the transferor and in the case
                    only of a nil or partly paid share in like manner by the
Directors           transferee if by an individual in the presence of two
discretion to       witnesses and if by a Company in manner prescribed by its
decline to          charter. The transferor shall be deemed to remain the holder
register a          of the share until the name of the transferee is entered in
transfer            the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The
                    Directors may decline to register any transfer of shares upon which the Company has a lien and in their absolute discretion without assigning any reason therefor, may decline to register any transfer of any share which is not a fully-paid share. The directors may also decline to register any transfer unless:

                         (a) the instrument of transfer has been duly stamped
                    and lodged with the Company, at its Registered Office or such other place as the Directors shall determine and of which notice shall be given, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

                         (b) the instrument of transfer is in respect of only
                    one class of share;

                         (c) where applicable, the permission of the Bermuda
                    Monetary Authority or any other relevant governmental or regulatory authority with respect thereto has been obtained.

Notice of                32. If the Directors decline to register a transfer
refusal to          they shall, within two months after the date on which the
register a          instrument of transfer was lodged, send to the transferee
transfer            notice of such refusal.

No fee to be             33. No fee shall be charged by the Company for
charged for         registering any transfer, probate, letters of
registration        administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             Transmission of Shares

Recognition of           34. In the case of the death of a Member, the survivor
title to            or survivors, where the deceased was a joint holder, and the
shares on death     legal personal representatives of the deceased where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

Right of                 35. Any person becoming entitled to a share in
registration        consequence of the death or bankruptcy of a Member or
                    otherwise by operation of applicable law may, upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, be registered as the holder of the share or subject to the completion of the form of transfer set out in Form "B" hereto have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of the transfer of the share by that Member before his death or bankruptcy, as the case may be.

Rights on death          36. A person becoming entitled to a share in
                    consequence of the death of a Member or otherwise by operation of applicable law shall, upon such evidence being produced as may from time to time be required by the Board as to his entitlement, be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

Exercise of              37. Subject to any directions of the Directors from
power of the        time to time in force, the Secretary may exercise the powers
Directors by        and discretions of the Board under Bye-laws 34, 35 and 36.
the Secretary


                               Increase of Capital

Increase of              38. The Company may from time to time by resolution
Share Capital       passed at a general meeting and whether or not all of the
                    existing authorised capital shall have been issued increase its capital by such sum to be divided into shares of such par value as the resolution shall prescribe.

Offer of new             39. The Company may, by the resolution increasing the
shares created      capital, direct that the new shares or any of them shall be
by increase of      offered in the first instance either at par or at a premium
capital             or (subject to the provisions of the Act) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

New shares               40. The new shares shall be subject to all the
subject to          provisions of these Bye-laws with reference to lien, the
Bye-laws            payment of calls, forfeiture, transfer, transmission and
                    otherwise.

                              Alteration of Capital


Division of              41. The Company may from time to time authorise in
share capital,      general meeting:-
attachment of
special rights           (a) the division by the Directors of its shares into
                    several classes and the attachment thereto respectively of any preferential, deferred, qualified or special rights, privileges or conditions;

                         (b) consolidate and divide all or any of its share
                    capital into shares of larger par value than its existing shares;

                         (c) subdivide its shares or any of them into shares of
                    smaller par value than is fixed by its Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

                         (d) change the currency denomination of its share
                    capital;

                         (e) make provision for the issue and allotment of
                    shares which do not carry any voting rights; and

                         (f) cancel shares which, at the date of the passing of
                    the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

                    Within the authority conferred by the Members in general meeting, the Directors may settle any issues relating to such division, consolidation or subdivision under this Bye-law as they think fit and, in particular may arrange for the sale of any shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Conversion of            42. Subject to the Act and to any confirmation or
preference          consent required by law or these Bye-laws the Company may by
shares to           resolution in general meeting from time to time convert any
redeemable          preference shares into redeemable preference shares.
preference
shares


                              Reduction of Capital

Reduction of             43. Subject to the Act, its Memorandum of Association
share capital       and any confirmation or consent required by law or these
                    Bye-laws, the Company may from time to time in general meeting authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.


Terms of                 44. In relation to any such reduction, the Company may
reduction           in general meeting determine the terms upon which such
                    reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                                General Meetings


Annual General           45. The Company shall hold an Annual General Meeting
Meeting             once in every calendar year in accordance with the
                    requirements of the Act on a day and at a time and place
Special             fixed by the Directors. The Directors may, whenever they
General             think fit, and shall, when required by the Act, convene
Meetings            general meetings other than Annual General Meetings which
                    shall be called Special General Meetings. Special General
                    Meetings may be convened by requisitionists in accordance with the Act in the event of the failure of the Directors so to do.


                           Notice of General Meetings

Notice of                46. Any General Meeting shall be called by not less
General Meeting     than 14 days' notice in writing. The notice shall be
                    exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-law 118 to all Members and Directors other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

Validity of              47. Notwithstanding that a meeting of the Company is
meeting called      called by shorter notice than that specified in Bye-law 46,
on short notice     it shall be deemed to have been duly called if it is so
                    agreed:

                         (a) in the case of a meeting called as an Annual
                    General Meeting, by all the Members entitled to attend and vote thereat;

                         (b) in the case of any other meeting, by a majority in
                    number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.


                         Proceedings at General Meetings

Quorum                   48. No business shall be transacted at any general
                    meeting unless a quorum is present when the meeting proceeds to business. Members representing not less than one-third of the voting shares of the Company present in person or by proxy shall be a quorum for all purposes.

Dissolution or           49. If within half an hour from the time appointed for
adjournment         the meeting, a quorum is not present, the meeting, if
for lack of         convened upon the requisition of Members, shall be
quorum              dissolved; in any other case it shall stand adjourned to
                    such other day and such other time and place as the Directors shall determine of which notice shall be given in the same manner as for the original meeting. The same quorum requirement shall again apply.

Chairman                 50. The Chairman (if any) of the Directors or, in his
                    absence, the President shall preside as Chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither of the Chairman nor the President is present within fifteen minutes from the time appointed for holding the meeting the Directors present shall elect one of their number to act. If no Director is present the Members present shall elect one of their number to be Chairman of the meeting.

Chairman's               51. The Chairman may, with the consent of any meeting
power to            at which a quorum is present (and shall if so directed by
adjourn             the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

Voting rights            52. Subject to any rights or restrictions attached to
                    any class of shares at any meeting of the Company on a show of hands every Member present in person shall have one vote and on a poll every Member shall be entitled to one vote for each share held by him.

Majority                 53. Save where a greater majority is required by the
                    Act or these Bye-laws any question proposed for consideration at a general meeting shall be decided by a simple majority of votes cast.

Joint holders            54. If a share is held by two or more joint holders,
                    the member whose name is listed first on the register shall be entitled to vote that share.

                         55. The Directors of the Company shall be entitled to
                    notice of and to attend and be heard at any general meeting of the Members of the Company.

Mental                   56. A Member who is a patient for any purpose under any
incapacity of       statute or applicable law relating to mental health or in
member              respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee, curator bonis appointed by such Court and such receiver, committee. curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of general meetings of the Company.

Shares to be             57. No Member shall, unless the Directors otherwise
fully paid          determine, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

Objections to            58. No objection shall be raised to the qualification
qualification       of any voter or notice taken of any error in counting the
of voter or to      votes cast except at the meeting or adjourned meeting at
result of           which the vote objected to is given or tendered or the error
voting              is committed, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting and shall only vitiate the result of the voting if the Chairman decides that such result has been affected thereby.
                    The decision of the Chairman shall be final and conclusive.

Right to a poll          59. At any general meeting a resolution put to the vote
                    of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded by:

                         (a) The Chairman of the meeting; or

                         (b) At least three Members present in person or
                             represented by proxy; or

                         (c) Any Member or Members present in person or
                    represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting.

                         (d) A Member or Members present in person or
                    represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

                         60. Unless a poll is so demanded in accordance with the
                    foregoing Bye-law 59 a declaration by the Chairman as to the result of the voting on a show of hands shall be final and conclusive, and any entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

Result of poll           61. If a poll is duly demanded, the result of the poll
                    shall be deemed to be the resolution of the meeting at which the poll is demanded.

Poll to be               62. A poll demanded on any question shall be taken
taken forthwith     forthwith and the result thereof declared by the Chairman
                    prior to the termination of the meeting.

Transaction of           63. The demand for a poll shall not prevent the
unrelated           continuance of the meeting for the transaction of any
business            business which is not related to the question on which the poll has been demanded.

                         64. A person entitled to more than one vote on a poll
                    need not use all his votes or cast all the votes he uses in the same way.

                         65. In the case of an equality of votes at a general
                    meeting. whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote.

                         66. A meeting of the Members or any class thereof may
                    be held by means of such telephone electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.

                              Proxies and Corporate
                                 Representatives


Instrument of            67(1) The instrument appointing a proxy shall be in
proxy writing in whichever of Forms "D" or "E" in the Schedule hereto is applicable or in such other form as the Directors may approve. It shall be executed under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or under the hand of an officer, attorney or other person authorised to sign the same.

Corporate                (2) A member may appoint any person as his proxy and
representative     any corporation may appoint a representative as permitted by the Act. The proxy or representative need not be a Member.

Standing proxy           68. Any Member may appoint a standing proxy or, if a
or appointment      corporation, a representative by depositing such appointment
of                  at the Registered Office of the Company. Any such standing
representative      proxy or appointment of representative shall be valid for
                    all general meetings and adjournments thereof until notice of revocation is received by the Secretary at the Registered
                    Office. Where a standing proxy or appointment of representative exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative.
                    The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or appointment of representative shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to them.

Delivery of              69. The instrument appointing a proxy together with any
proxy power of attorney under which it is signed or a notarially certified copy thereof or such other evidence as to its due execution as the Directors may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting) not later than 24 hours prior to the holding of the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

Authority                70. The instrument of proxy shall be deemed to confer
conferred by        authority to demand or join in demanding a poll and to vote
proxy               on any amendment of a resolution put to the meeting for
                    which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates provided always that no proxy votes shall be accepted at any such adjournment unless the instrument of proxy shall have been delivered prior to the original meeting in the manner and by the time specified in Bye-law 69 hereof.

Right of                 71. Subject to the Act, the Chairman may at his
Chairman to         discretion determine the right of any person not being a
determine           Member or his proxy or a Director to attend any General
right of            meeting.
attendance at
general meeting


                            Register of Directors and Officers

                         72. The Secretary shall establish and maintain a
                    Register of Directors and Officers at the registered office in the manner prescribed by the Act. The Register of Directors shall be open for inspection in the manner prescribed by the Act between 10.00 am. and 12.00 noon on every business day.

                                    Directors

Number                   73(1) The number of directors shall not be less than
                    two as the Company in general meeting may from time to time determine.

Share                      (2) No share qualification shall be required of any
qualification                  Director of the Company.

Election                 74. The Directors shall have the power from time to
                    time and at any time to appoint any person as a Director either to fill a casual vacancy on the Board of Directors or, subject to authorisation by the Members in general meeting, as an addition to the Board of Directors but so that the number of Directors so appointed shall not exceed any maximum number determined from time to time by the members in general meeting. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible fore re-election at that meeting.

Removal                  75. Subject to any provision to the contrary in these
                    Bye-laws the Members may, at any general meeting convened and held in accordance with these Bye-laws, by special resolution remove a Director at any time before the expiration of his period of office notwithstanding anything in these Bye-laws or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement) provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for his removal.

Alternate                76. Any person who may have been appointed to be
directors           alternate director of the Company to a Director who has been removed from office shall cease to be an alternate director immediately upon the removal of such Director as aforesaid.

Power to fill            77. Any vacancy created by the removal of a director at
vacancy a special General Meeting may be filled by the members at that meeting or subsequently by the Directors.

Office of                78. The office of a Director shall be vacated upon the
director            happening of any of the following events:
vacated

                         (a) if he resigns his office by notice in writing
                    delivered to the Secretary of the Company either at the Registered Office of the Company or tendered at a meeting of the Directors. Such resignation shall take effect at the time of receipt unless another time is specified. The acceptance of such resignation shall not be necessary to make it effective;

                         (b) if he becomes of unsound mind or a patient for any
                    purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated;

                         (c) if he becomes bankrupt or compounds with his
                    creditors;

                         (d) if he is prohibited by law from being a Director;
                    or

                         (e) if he otherwise ceases to be a director by virtue
                    of the Act.


                               Alternate Directors

Election/-           79.(a) The members may elect any person not prohibited
appointment        by law from being a Director duly qualified to be a director
of alternate       to serve as an alternate director or may authorise the
directors          Directors to appoint alternate directors.

                         (b) An alternate director may also be a director in his
                    own right and may act as alternate to more than one director.

Rights of                80. An alternate director shall be entitled to receive
alternate           notices of all meetings of Directors, to attend, be counted
directors           in the quorum and vote at any such meeting at which any
                    Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

Alternate                81. Every person acting as an alternate director shall
directors           be subject in all respects to the provisions of these
subject to          Bye-laws relating to Directors and shall alone be
provisions          responsible to the Company for his acts and defaults and
governing           shall not be deemed to be the agent of or for any Director
directors           for whom he is alternate. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an alternate director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate director to any resolution in writing of the Directors or a committee of the Directors, shall unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                         Directors Fees and Remuneration

Fees,                    82. The amount, if any, of Directors' fees shall from
expenses,           time to time be determined by the Company in general meeting
remuneration        and in the absence of a determination to the contrary in
                    general meeting. such fees shall be deemed to accrue from day to day. The payment of reasonable travelling, hotel and incidental expenses properly incurred by Directors in attending and returning from meetings of the Board of Directors or committees constituted pursuant to these Bye-laws or general meetings together with all expenses properly and reasonably incurred by any Director in the conduct of the Company's business or in the discharge of his duties as a Director shall be within the power of the Directors to determine. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may resolve.


                               Directors Interests


Offices held             83 (a) A Director may hold any other office with the
by directors        Company in conjunction with his appointment as a Director
                    for such period and upon such terms as the Directors may determine, and may be paid such extra remuneration by way of salary, as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

Services                 (b) A Director may act by himself or his firm in a
rendered to         professional capacity for the Company and he or his firm
the Company         shall be entitled to remuneration for professional services as if he were not a Director; Provided that nothing herein contained shall authorise a Director or his firm to act as auditor of the Company.

Transaction              (c) Subject to the provisions of the Act, a Director
with the            may notwithstanding his office be a party to, or otherwise
Company             interested in, any transaction or arrangement with the
                    Company or in which the Company is otherwise interested: and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested.

Benefit                  (d) So long as, where it is necessary, he declares the
derived by          nature of his interest at the first opportunity at a meeting
Directors           of the Directors or by writing to the Directors as required by the Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

General                  (e) Subject to the Act and any further disclosure
declaration of      required thereby, a general notice to the Directors by a
interest            Director or officer declaring that he is a director or
                    officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.




                         Powers and Duties of Directors

General powers           84. Subject as may otherwise be required by the
of the Company      provisions of the Act and these Bye-laws and subject to any
vested in           directions given by the Company in general meeting, the
Directors           Directors shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company including, but not by way of limitation, the power to borrow money. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A validly convened meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

Signature of             85. All cheques, promissory notes, drafts, bills of
bills of            exchange and other instruments, whether negotiable or
exchange            transferable or not, and all receipts for money paid to the
                    Company shall be signed drawn accepted endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Appointment              86. The Directors may, from time to time, appoint one
of Managing         or more of their body to be a Managing Director or Managing
Director            Directors of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places but without prejudice to any claim which either party may have against the other at the date of such removal or dismissal.

                          Delegation of the Directors'
                                Powers and Duties

Appointment              87. The Directors may by power of attorney appoint any
of Attorney         company, firm or person, whether nominated directly or
                    indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-laws) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also confer a power of substitution upon such attorney whereby he shall be authorised further to delegate all or any of the powers, authorities and discretions vested in him.

Delegation to            88. (a) The Directors may entrust to and confer upon
Director any Director or officer any of the powers exercisable by them upon such terms and conditions with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

Delegation to            (b) The directors may delegate any of their powers,
Committee           authorities and discretions to committees, consisting of two or more directors as they think fit. Any committee so formed shall, in the exercise of the powers authorities and discretions so delegated, conform to any directions which may be given to it by the Directors.

Proceedings of           89. The meetings and proceedings of any committee of
Committee           directors shall be governed by the provisions of Bye-law 90 of these Bye-laws which relate to meetings of the Directors so far as the same are applicable thereto.

                                        Proceedings of the Directors

Meetings of              90. Subject to the provisions of these Bye-laws, the
Directors           Directors may meet together for the despatch of business,
                    adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

Notice of                91. Notice of a meeting of the Directors may be given
Directors'          by telephone or otherwise and if by mail, cable or telex
Meeting             shall be sent to the last known address of each director or any other address given by him to the Company for this purpose. A Director may waive notice before or after the date of the meeting for which the notice is given. It shall not be necessary to specify the business to be considered at the meeting. The length of notice shall be reasonable in all the circumstances.

Quorum                   92. (a) The quorum necessary for the transaction of the
                    business of the Directors shall be two. In the event that a director resigns at a meeting of the Directors it may be resolved that his resignation should take effect at the end of such meeting and that he be counted in the quorum and continue to act if otherwise a quorum of directors would not be present.

Entitlement to               (b) A Director who to his knowledge is in any way,
vote in             whether directly or indirectly, interested in a contract or
respect of          proposed contract, transaction or arrangement with the
contract in         Company and has complied with the provisions of the Act and
which director      these Bye-laws with regard to disclosure of his interest
has an interest     shall be entitled to vote in respect of any contract,
                    transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present

Power to act             93. So long as a quorum of Directors remains in office,
notwithstanding     the continuing Directors may act notwithstanding any vacancy
vacancy             in their number but if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

Chairman                 94. The Directors may elect one of their number to be
                    Chairman of the Directors. If no Chairman of the Directors is elected or he is absent, the President shall act as Chairman of a meeting of the Directors. If at any meeting neither the Chairman of the Board nor the President is present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to act as Chairman of the meeting.

Written                  95. (a) A resolution approved and signed by all the
resolution of       directors for the time being entitled to receive notice of a
the Directors       meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or facsimile, or other similar means of written communication from a duly authenticated source shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, such resolution to be effective on the date on which the last director signs the resolution.

                         (b) Any one or more members of the Board of Directors
                    or any committee thereof may participate in a meeting of such Board or committee by means of such telephone electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting by such means shall constitute presence in person at a meeting.

Validity of              96. All acts done at any meeting of the Directors or
acts where          any committee of the Directors or by any person acting as a
appointment         Director shall, notwithstanding that it is afterwards
defective           discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.


                                    Officers

                         97. The officers of the Company shall comprise a
                    President, a Vice-President, a Secretary and such other officers (including a Chairman of the Board or additional Vice-Presidents) as the Directors may from time to time determine.

Election of              98. The Directors shall as soon as possible after the
officers election of Directors by the Members at the statutory meeting and at each Annual General Meeting thereafter choose or elect one of their number to be the President of the Company, another to be the Vice-president and in addition may appoint any person whether or not he is a Director to hold such other office as the Directors shall determine. Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as may be fixed by the Directors. Any such election or appointment may be revoked or terminated by the Directors but without prejudice to any claim for damages that such officer may have against the Company for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Act or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

                                     Minutes

Minutes                  99. The Directors shall cause minutes to be made for
                    the purpose of recording:-

                         (a) all appointments of officers made by the Directors;

                         (b) the names of the Directors and other persons (if
                    any) present at each meeting of Directors and of any committee;

                         (c) all proceedings at general meetings of the Company,
                    at separate meetings of holders of any class of shares in the Company and at meetings of the Directors and committees.

                         (d) all proceedings of managers (if any).

                    Such meetings shall be duly entered in books provided for such purpose and any minutes duly entered in the Minute Book signed by the Chairman of that meeting or by the Chairman of any succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes.


                                    Secretary

Duties of                100. The Secretary shall be appointed by the Directors
Secretary           at such remuneration (if any) and upon such terms as they
                    may think fit and any Secretary so appointed may be removed by them. The Secretary shall whenever possible, attend all meetings of the Company and of the Directors, keep correct minutes of such meetings and enter such minutes in proper books provided for the purpose. The Secretary shall also perform such other duties as shall from time to time be prescribed or delegated by the Directors. The duties of the Secretary may when required be carried out by an assistant or acting secretary or any other director or officer so authorised in that behalf by the Directors.

                                                 The Seal

Form of Seal             101. (a) The Seal shall consist of a circular metal
                    device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received and be available at the registered office in such form at the date of adoption of this Bye-law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type or hand written across the centre thereof.

Safe custody             (b) The Directors shall provide for the safe custody of
of seal the Seal, which Seal shall only be used by authority of the Directors or a committee authorised by the Directors in that behalf.

                         (c) The Secretary shall maintain a Register in which
                    shall be recorded short particulars of all documents to which the Common Seal of the Company shall have been affixed.

Duplicate seal           102. The Company may possess and use a duplicate seal
                    upon the same terms and conditions as apply to the Seal in the event that the directors determine that such duplicate seal is warranted by and in the best interests of the Company's business.

Affixing and             103. Subject to these Bye-laws, any instrument to which
witnessing of       the Seal is affixed shall be signed by a Director and shall
seal                be countersigned by the Secretary or by a second Director;
                    provided that the Secretary or a Director may affix the Seal over his signature only to authenticate copies of these Bye-laws, the minutes of any meeting or any other documents requiring authentication.

                          Dividends and other Payments

Cash dividends           104. The Directors may from time to time declare and
                    pay to members in proportion to the number of shares held by them cash dividends or distributions out of contributed surplus to be paid to the Members according to their rights and interests in the profits including such interim dividends as appear to the Directors to be justified by the financial position of the Company.

Determination            105. Except insofar as the rights attaching to, or the
of entitlement      terms of issue of, any share otherwise provide:
to dividend

                         (a) all dividends may be declared and paid according to
                    the amounts paid up on the shares in respect of which the dividend is paid, and any amount paid up on a share in advance of calls may be treated for the purpose of this Bye-law as paid-up on the share;

                         (b) dividends may be apportioned and paid pro rata
                    according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend is paid.

Deduction for            106. The Directors may deduct from any dividend payable
dividend of         to a Member by the Company all sums of money (if any)
moneys owed to      presently payable by him to the Company on account of calls
the Company         or otherwise in relation to the shares of the Company.

Dividends not            107. No dividend or other moneys payable by the Company
to bear             on or in respect of any share shall bear interest against
interest            the Company.

Manner of                108. Any dividend, interest or other sum payable in
payment of          cash to the holder of shares may be paid by cheque or
dividend            warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

Forfeiture of            109. Any dividend unclaimed for a period of six years
unclaimed           from the date of declaration of such dividend shall be
dividends           forfeited and shall revert to the Company and the payment by the Directors of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

Distribution             110. With the sanction of the Company in general
of contributed      meeting, the Directors may direct payment or satisfaction of
surplus;            any dividend or distribution out of contributed surplus
dividends in        wholly or in part by the distribution of specific assets,
specie              and in particular of paid-up shares or debentures of any
                    other company, and where any difficulty arises in regard to such dividend or distribution the Directors may settle it as they think expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for dividend or distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the basis of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Directors.

                                    Reserves

Reserve Fund             111. The Directors may, before recommending or
                    declaring any dividend set aside out of the profits of the Company such sums as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose. Pending the application of such reserve fund it may be invested in such manner as the directors shall think fit.


                  Capitalisation of Profits and Share Premiums


Capitalisation           112. The Company may at any time and from time to time
of Profits          resolve in general meeting to the effect that it is
                    desirable to capitalise any undivided profits (including profits standing to the credit of any reserve or other special account) not required for the payment of any fixed dividend or any moneys held on any share premium account or any capital redemption reserve fund other than any reserve fund which may have been established according to the terms of issue of such capital and accordingly that such amount be set free for distribution amongst the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the basis that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other, and the Directors shall give effect to such resolution provided that for the purpose of this Bye-law, any sum standing to the credit of the share premium account may be applied only in paying up unissued shares of the same class in respect of which the share premium was paid to be issued to such Members credited as fully paid.

Directors'               113. Where any difficulty arises in regard to any
powers to           distribution under the last preceding Bye-law the Directors
settle              may settle the same as they think expedient and, in
questions in        particular, may authorise any person to sell and transfer
respect of          any fractions or may resolve that the distribution should be
distribution        as nearly as may be practicable in the correct proportion
by                  but not exactly so or may ignore fractions altogether, and
capitalisation      may determine that cash payments should be made to any
of profits          Members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                                  Record Dates

Record dates             114. Notwithstanding any other provisions of these
                    Bye-laws the Directors may fix any date as the record date for any allotment or issue of shares and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date shall be not more than sixty days before the date on which such allotment or issue is to be made or such notice is to be despatched.


                               Accounting Records

Proper                   115. The Directors shall exercise a general supervision
accounts to be      over the financial affairs of the Company and shall cause to
kept                be kept in accordance with such generally accepted
                    accounting principles as the Directors may from time to time determine accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Act.

Location of              116. The records of account shall be kept at the
records of          Registered Office or at such other place or places as the
account             Directors think fit, and shall at all times be open to
                    inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Member (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in general meeting.

Copies of                117. A copy of every balance sheet and statement of
financial           income and expenditure, including every document required by
statements to       law to be annexed thereto, which is to be laid before the
be sent to          Company in general meeting, together with a copy of the
members             auditor's report, shall be sent to each person entitled
                    thereto in accordance with the requirements of the Act.

                                      Audit

Appointment              118. Save and to the extent that an audit is waived in
of Auditors         the manner permitted by the Act, an auditor shall be
                    appointed at each Annual General Meeting of the Company and his duties regulated in accordance with the Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Directors may from time to time determine. The remuneration of the auditor shall be fixed by the Members in general meeting or referred by them to the Directors.

                          Service of Notices and Other
                                    Documents

                         119. Any notice or other document (including a share
                    certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Member at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served on the day it is committed to the post, and in proving such service it shall be sufficient to prove that the notice or document was properly addressed, stamped and committed to the post.

Form of notice           120. Any notice of a general meeting of the Company
                    shall be deemed to be duly given to a Member or a Director if it is sent to him by cable, telex, or telecopier at his address as appearing in the Register or Register of Directors respectively or any other address advised by him in writing to the Secretary of the Company for this purpose. Any such notice shall be deemed to have been served on the day it is transmitted.

Due service in           121. Any notice or other document delivered, sent or
the event of        given to a Member in any manner permitted by these Bye-laws
death or            shall, notwithstanding that such Member is then dead or
bankruptcy          bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons, interested (whether jointly with or as claiming through or under him) in the share.


                                   Winding up

Division of              122. If the Company shall be wound up, the liquidator
the assets of       may, with the sanction of a resolution of the Company and
the Company         any other sanction required by the Act, divide amongst the
                    Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of a property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

                                    Indemnity

Indemnity                123 (1) The Directors, Secretary and other Officers for
                    the time being of the Company and the Liquidator or Trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their estates and every one of their heirs, executors, personal representatives and administrators, (the "Indemnified Parties") shall be indemnified and secured harmless out of the assets and profits of the Company from and against any and all claims, demands, and costs suffered by any Indemnified Party, including without limitation, all costs reasonably incurred or suffered by any of the Indemnified Parties or on their behalf, as a result of any of them being a party, or being threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and any appeal therefrom, as a result of any Indemnified Party being a director and/or officer of the Company or by reason of any contract entered into or any act of thing whatsoever made, done, permitted or omitted by him as such director and/or officer or in anyway in the discharge of his duties; PROVIDED that this indemnity shall not extend to any claim, demand or liability occasioned by the fraud or dishonesty of any Indemnified Party in his capacity as a director and/or officer of the Company.


                         (2) Expenses, including attorneys fees incurred by an
                    Indemnified Party in defending a civil or criminal action, administrative or investigative action, suit or proceeding shall be paid by the Company, as and when incurred by an Indemnified Party in advance of the final disposition of such action, suit or proceeding, upon the written request of the Indemnified Party provided that the Indemnified Party provides the Company with an undertaking that the Indemnified Party will repay any amount advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified by the Company pursuant to these Bye-laws.

                         (3) Each Member agrees to waive any claim or right of
                    action he may have, whether individually or by, or in the right of , the Company, against any Indemnified Party on account of any action taken by a Director or Officer of the Company, or the failure of any such Director or Officer to take any action in the performance of his duties with or for the

                    Company provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Director, or to recover any gain, personal profit or advantage to which such Director is not legally entitled.


                             Alteration of Bye-Laws


Alteration of            124. These Bye-Laws may be amended from time to time in
Bye-laws            the manner provided for in the Act.